CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Siboney Corporation
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-35247) of our report dated February 9, 2001, relating to the consolidated financial statements of Siboney Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
February 9, 2001